Exhibit 1

JOINT FILING AGREEMENT

Joint Filing Agreement, dated as of March 10, 2023, is by and among the various reporting persons that are listed in the signature blocks below (the “Reporting Persons”).

In accordance with Rule 13-d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Schedule 13D to which this Agreement is an exhibit (and any further amendment filed by them) with respect to the shares of common stock of lululemon athletica inc. This Agreement may be executed simultaneously in any number of counterparts, all of which together shall constitute one and the same instrument.

This Joint Filing Agreement may be terminated by any of the Reporting Persons upon one week’s prior written notice or such lesser period of notice as the Reporting Persons may mutually agree.

Executed and delivered as of the date first above written.

/s/ Dennis J. Wilson
Dennis J. Wilson, Individually

ANAMERED INVESTMENTS INC.

By:	/s/ Dennis J. Wilson
Name:	Dennis J. Wilson
Title:	Director

LIPO INVESTMENTS (USA) INC.

By:	/s/ Dennis J. Wilson
Name:	Dennis J. Wilson
Title:	Director

WILSON 5 FOUNDATION

By:	Wilson 5 Foundation Management Ltd.
Title:	Corporate Trustee

By:	/s/ Dennis J. Wilson
Name:	Dennis J. Wilson
Title:	Director of Corporate Trustee

WILSON 5 FOUNDATION MANAGEMENT LTD.

By:	/s/ Dennis J. Wilson
Name:	Dennis J. Wilson
Title:	Director

FIVE BOYS INVESTMENTS ULC

By:	/s/ Dennis J. Wilson
Name:	Dennis J. Wilson
Title:	Director

LOW TIDE PROPERTIES LTD.

By:	/s/ Dennis J. Wilson
Name:	Dennis J. Wilson
Title:	Director

/s/ Shannon Wilson
Shannon Wilson, Individually